UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 25, 2018

ASHFORD INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36400	82-5237353
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 25, 2018, Ashford Inc., a Maryland corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC, as the representative of each of the underwriters listed on Schedule A thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to sell 270,000 shares (the “Initial Securities”) of the Company’s common stock (the “Common Stock”) at a price to the public of $74.50 per share of Common Stock. Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option, which expires 30 days after the date of the Underwriting Agreement, to purchase up to an additional 40,500 shares of Common Stock on the same terms and conditions as the Initial Securities. Closing of the issuance and sale of the Initial Securities is scheduled for September 28, 2018. The Company will receive net proceeds from the offering of approximately $18.5 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company expects to use the net proceeds from the offering for working capital and general corporate purposes, including to fund future acquisitions, investments and its obligations under the Enhanced Return Funding Program Agreement with Ashford Hospitality Trust, Inc.

The offering of the Common Stock has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective registration statement on Form S-3 (Registration No. 333-221993) of the Company, as amended, and a prospectus supplement dated September 25, 2018, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Common Stock are subject to approval of certain legal matters by counsel to the Underwriters and other customary conditions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of the those liabilities.

The description of the Underwriting Agreement contained in this Item 1.01 does not purport to be complete is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated September 25, 2018, among Ashford Inc. and UBS Securities LLC and each of the underwriters listed on Schedule A thereto.

5.1	Opinion of Hogan Lovells US LLP regarding legality of the Common Stock.

23.1	Consent of Hogan Lovells US LLP (included in its opinion filed as Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2018

ASHFORD INC.

By:	/s/ Robert G. Haiman
Robert G. Haiman
Executive Vice President, General Counsel and Secretary